                                                                                                            EXHIBIT 10.1

                                                    LICENSE AGREEMENT

                                                    concluded between

COSMOTRADE INVESTMENTS LIMITED, a company duly registered and incorporated in Cyprus, domiciled at the 4th Floor, 5
Costis Palamas Street, 2082 Nicosia and for these purposes duly represented by Michael Hurwitz (Hereinafter:
"Cosmotrade")

and

ZONE4PLAY UK LIMITED, a company incorporated in England domiciled at 6 Rosslyn Court, 10 Ornan Road, London NW3 4PU, UK
(Hereinafter: "Zone4Play")

1.   INTERPRETATION AND DEFINITIONS

In this Agreement the following words and expressions shall have the meanings assigned to them as follows:

"This Agreement" means this agreement together with all addendums, schedules and amendments thereto from time to time.

"Effective Date" means April 20, 2005 notwithstanding the date of signature of this Agreement.

"Intellectual Property Rights" means any and all copyright and other intellectual property rights, howsoever arising and in whatever media, whether or not registered or capable of registration, including all patents, design rights, domain names, trade marks, service marks, trade secrets, trade names, goodwill, know-how, database rights and any applications for the protection or registration of these rights and all renewals and extensions thereof throughout the world.

"Party" means party to this Agreement and thus either Cosmotrade or Zone4Play and "Parties" shall mean both Cosmotrade and Zone4Play.

"Unacceptable Material" means any material of any nature that is unlawful or which is defamatory, obscene, or which contains any viruses, worms, trojan horses or any other contaminants or materials that have the ability to access or modify, delete, disrupt or damage any data files or other computer programs, software or hardware or any material that provides access to any such contaminants or materials

Any reference in this Agreement to a person shall include a reference to a juristic person, whether incorporated or unincorporated, a natural person or association; and any reference to any gender shall include a reference to any other gender.

A reference to days shall be a reference to calendar days. Any period referred to with reference to months shall commence at midnight at the beginning of the day of the year on which the period commences and shall terminate at midnight at the end of day immediately preceding the corresponding day in the final month of the period.

This Agreement and all of its provisions shall be interpreted in accordance with the common intention of the Parties that

     -    this Agreement is concluded for the benefit of both Parties; and

     -    neither Party shall obtain an undue or disproportionate benefit to the exclusion of or at the expense of the other Party;

     -    their relationship shall be one of good faith at all times

2.   LICENSE

Zone4Play hereby grants Cosmotrade a non-exclusive licence during the Term to distribute, promote and sub-license the
Applications (as defined below).

3.   INTELLECTUAL PROPERTY

The Applications and the Intellectual Property Rights of whatever nature in the Applications are and shall remain the exclusive legal and beneficial property of Zone4Play.

          a.   Zone4Play hereby grants Cosmotrade a non-exclusive, non-transferable licence during the Term to use such of Zone4Play's Intellectual Property Rights as expressly granted in this Agreement herein.

          b.   For the avoidance of doubt and without prejudice to anything in this Agreement, all rights of any nature in and to the Intellectual Property Rights of Zone4Play shall at all times (as between the parties hereto) remain in the exclusive legal and beneficial ownership of Zone4Play

4.   The Platform shall consist of the following:

     a.   ZoneMAS Backoffice

     b.   ZoneITS server side

     c.   the following 4 Interactive games :

     -    Roulette

     -    Slots

     -    Video Poker

     -    Blackjack

The Parties have agreed that the Platform shall be provided compatible with the following 10 mobile devices:

     1.   Nokia series 60

     2.   Nokia series 40

     3.   Motorola-V

     4.   Siemens-65

     5.   Samsung-2

     6.   Samsung-3

     7.   SonyEricssonP9

     8.   SonyEricssonT6x0

     9.   SonyEricssonS700

     10.  SonyEricssonK

Zone4Play undertakes the completion of the delivery of the Platform to take no longer than 120 days from the effective date of the Agreement.

The last 30 days of the said period will be used for live testing of the Platform after commissioning the platform (soft launch) within 90 days from signing of the agreement.

A detail technical specification of the Platform is attached to this Agreement as Appendix A.

5.   Cosmotrade shall deliver to Zone4Play and undertakes the following (hereinafter: "Cosmotrade deliverables"):

          (a)  Cosmotrade shall bear all Software and Hardware costs (third party Software and/or Hardware)

          (b)  Cosmotrade will host the platform servers on the Cosmotrade server farm (or other location where
               Cosmotrade servers are hosted) at Cosmotrade's expense and will allow Zone4Play remote access for the purpose of management and maintenance of the servers.

          (c)  Cosmotrade will reimburse Zone4Play for all pre-approved travel for the purpose of installation and maintenance of servers as well as instruction and creation of a customer service support array.

          (d)  Cosmotrade shall appoint a project manager as sole contact person with Zone4Play who shall, among other, be responsible for the following:

               a.   the approval of developed versions,

               b.   provision of texts for the Internet site and Help pages within the mobile application,

               c.   providing all information and technical assistance to enable the connection of the Zone4Play
                    BackOffice to the Cosmotrade credit card clearance systems.

     For avoidance of doubt, it is understood and acknowledged by Cosmotrade that Zone4Play's performance of its obligations hereunder are conditional upon Cosmotrade providing Zone4Play with the Cosmotrade deliverables and that failure to deliver such materials may result in corresponding delay on the part of Zone4Play.

6.   Terms and compensation

Cosmotrade will pay Zone4Play a total amount of (pound)150 000.00 (one hundred and fifty thousand GBP) for the complete delivery of the ZoneMAS as defined above. The payment of the above amount will be structured as follows:

     a)   (pound)50,000.00 (fifty thousand GPB) will be paid on the signing of this Agreement.

     b)   (pound)50, 000.00 (fifty thousand GPB) will be paid within 30 days of the full delivery of the Platform defined in 2 above.

     c)   In the event that Cosmotrade fails to reach an average net win of (pound) 80,000 per month following 120 days of operation, of which Zone4Play shall be entitled to a revenue share as detailed in section 7, Cosmotrade shall pay Zone4Play an additional fee of (pound) 50,000 to be paid within 150 days of operation.

     d)   In the event that further devices are requested by Cosmotrade, other than that defined under section 2 above,
          Cosmotrade shall pay Zone4Play an additional (pound)1000 per game per each device.

7.   Revenue Share

     Notwithstanding sec. 6 above, Cosmotrade shall pay Zone4Play the following Revenue Share.

     a)   Cosmotrade will operate the Platform for its own benefit and through its own distribution channels and will pay Zone4Play an aggregate 20% Revenue Share on a monthly basis in arrears.

     b)   Such Revenue Share will be calculated as a percentage of the net win which is defined as the total deposits minus withdrawal within a calendar month.

     c)   In cases when the Revenue Share in any calendar month is assessed to be less than (pound)10 000.00 Cosmotrade will pay a minimum of (pound)10000.00. This minimum guaranty mechanism will be in place for 14 months of operation following 180 days of operation (i.e. following section 6 (c) and section 7 (d) below.

     d)   Such minimum as defined in c) above will apply only after 60 days following 120 days of operation as detailed in section 6 (c) above. The royalty for the period following 120 days of operation as per section 6 (c) and for a period of 60 days will be calculated strictly as 20% of the net win.

     e)   Each payment made to Zone4Play shall be accompanied by a report ("Revenue Report") providing support for the payment. The Revenue Report provided to Zone4Play shall include the total amount of Cosmotrade's net win received during the preceding calendar month, the method of clculation, and the amounts of the Revenue Share being paid for the relevant month.

8.   Term

     a) This Agreement will commence on the Effective Date and shall continue in full force and effect for a period of five (5) years hereinafter: the "Term").

     (b) A party may terminate this Agreement with immediate effect by giving written notice to the other party if the other party commits a material breach of this Agreement and (in the case of a breach capable of being remedied)
     fails, within thirty (30) days after receipt of a request in writing from the non-defaulting party to do so, to remedy the breach; or becomes unable to pay its debts (within the meaning of section 123 of the Insolvency Act
     1986) or becomes insolvent, or an order is made or a resolution passed for its liquidation, administration, winding-up, or dissolution (otherwise than for the purposes of a solvent amalgamation or reconstruction), or an administrative or other receiver, manager, trustee, liquidator, administrator, or similar officer is appointed over all or any substantial part of the assets of the other party, or anything analogous to any of these events occurs to the other party.

     (c) Upon termination of the Term, Cosmotrade shall promptly return to Zone4Play any and all materials and intellectual property owned by Zone4Play and shall cease all activity relating to the Platform.

9.   Representations and Warranties

     a.   Each party represents and warrants to the other that:

          i.   this Agreement has been validly executed by a duly authorised representative, and once executed, will impose valid and binding legal obligations upon it; and

          ii.  its entry into and performance of this Agreement will not conflict with any of its existing obligations, or any other agreement to which it is a party.

     b.   Zone4Play represents, warrants and undertakes to Cosmotrade that:

          i.   it has full power and authority to grant the licence in sec.2;

          ii.  it is the exclusive legal and beneficial owner of all Intellectual Property Rights in the Platform with full power and authority to grant the rights granted in this Agreement;

          iii. the Platform (including any modifications) will comply in all respects with Addendum A

          iv.  the Platform does not and will not contain or constitute any Unacceptable Material

     c.   Cosmotrade represents, warrants and undertakes to Zone4Play that:

          i.   It is, and shall remain for the duration of this Agreement, the holder of a valid Gaming License
               (acknowledged and approved by the EU) for the operation of the platform.

10.  Confidentiality

     10.1 In the course of performing this Agreement, each party may have access to the confidential information of the other including the software, technical processes and formulas, Intellectual Property Rights, product designs, relationships, projections, marketing data, and usage rates of the other (collectively "CONFIDENTIAL INFORMATION").

     10.2 Each party will receive all such Confidential Information in confidence and will not use any such Confidential
     Information for any purpose (other than for the proper performance of its obligations hereunder in accordance with the terms and conditions of this Agreement), disclose any such Confidential Information to any third party (other than its professional or legal advisers), or reproduce or retain any such Confidential Information or copies thereof in any form or medium, without the prior written consent of the party to whom the Confidential Information belongs. Each party acknowledges and agrees that the Confidential Information constitutes valuable proprietary property of the other party and that the other party may suffer irreparable harm which may not be capable of adequate compensation by means of damages alone if unauthorised third parties access or use Confidential
     Information or if Confidential Information is used other than as strictly necessary for the performance of this
     Agreement. Each party agrees that if any Confidential Information is disclosed or used (or threatened to be disclosed or used) in breach of this Agreement, then the party not in breach will have, in addition to any other remedies available to it, the right to equitable relief (including specific performance and injunction). Without prejudice to any of the foregoing Five may disclose Confidential Information to Operators for the purpose of executing its undertakings under agreement only.

     10.3 The obligations of confidentiality contained in Clauses 10.1 and 10.2 shall not apply to any information which the recipient of the Confidential Information can establish:

          10.3.1 is in the public domain at the date of disclosure to the recipient or subsequently enters the public domain other than as a consequence of any unauthorised disclosure, act or omission by the recipient, its employees, officers or personnel; or

          10.3.2 is in the possession of or already known to the recipient at the date of disclosure as evidenced by the recipient's written records; or

          10.3.3 is required to be disclosed by law or by any government authority.

     10.4 The obligations of confidentiality in this Clause 14 shall remain in full force and effect notwithstanding the expiry or termination of this Agreement.

11   LIABILITY AND INDEMNITY

     11.1 Nothing in this Agreement shall be deemed to or shall constitute a restriction or exclusion of either party's liability for death or personal injury arising from its negligence or for any loss, damage or other liability arising out of either party's fraudulent or criminal acts, statements or omissions.

     11.2 Cosmotrade shall defend and indemnify Zone4Play from and against any and all claims, demands, actions, costs
          (including reasonable legal fees), damages, expenses, liabilities, proceedings or litigation arising from any breach by Cosmotrade.

12.  Dispute Resolution

The Agreement shall be governed by English law and shall be subject to the exclusive jurisdiction of the English courts

13.  Applicable law

This Agreement shall be governed by and interpreted in accordance with the laws of the United Kingdom.

14.  Notices and Domicilium citandi et executandi

All written notices to be given by either Party to the other may be given by e-mail, fax or delivered by hand.

Cosmotrade shall accept service of all notices at c/o Cosmotrade, mikeyh@mweb.co.za (email) and +27118070987 (fax) and
Cosmotrade's address (by hand).

Zone4Play shall accept service of all notices at c/o Zone4Play UK, 6 Rosslyn Court, 10 Ornan Road, London NW3 4PU, UK ,
and uri@zone4play (email) and +972 3 6472722 (fax)

15.  Matters not covered by this Agreement

The Parties agree that any matters essential to the relationship between the Parties and not covered by this Agreement shall be negotiated between them from time to time in good faith and such agreements shall be reduced to writing and signed by or on behalf of both Parties and shall be appended to the whole Agreement as schedules thereto, whereupon they shall form an integral part of the whole Agreement in all respects.

SIGNED                                                            )
for and on behalf of                                              )
[ZONE4PLAY (UK) LIMITED]                                          )

/S/ Shimon Citron
-----------------
Shimon Citron
CEO

SIGNED                                                            )
for and on behalf of                                              )
COSMOTRADE INVESTMENTS LIMITED                                    )

/S/ M. Hurwitz
--------------
M. Hurwitz
Authorized Signatory

EXHIBITS

The following exhibit has been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

Appedix A - ZoneITS & ZoneMAS Technical Specifications.